EXHIBIT 16.1


                            November 30, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Switchboard Incorporated (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated November 27, 2001. We agree with the statements concerning our Firm in such Form 8-K.

                                          Very truly yours,

                                          /s/ PricewaterhouseCoopers LLP

                                          PricewaterhouseCoopers LLP